EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Master Portfolio Trust – Prime Cash Reserves Portfolio (the “Registrant”), each certify to the best of his knowledge that:

     1.          The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2008 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.          The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Master Portfolio Trust -	Master Portfolio Trust -
Prime Cash Reserves Portfolio	Prime Cash Reserves Portfolio

/s/ R. Jay Gerken	/s/ Frances M. Guggino

R. Jay Gerken	Frances M. Guggino
Date: November 7, 2008	Date: November 7, 2008

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.